Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

October 17, 2023
FirstSun Capital Bancorp
1400 16th Street, Suite 250
Denver, Colorado 80202
Re:    FirstSun Capital Bancorp (the “Company”)
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to the Company in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration by the Company for resale by certain selling security holders (the “Selling Securityholders”) of up to 20,368,691 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares may be sold and delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus, and one or more supplements to the Prospectus.
In accordance with Rule 430B(b) promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), identities of the Selling Securityholders and the amounts of Shares to be registered on their behalf are omitted from the prospectus included in the Registration Statement (the “Prospectus”). Instead, further in accordance with Rule 430(b)(2), the Selling Securityholders are referred to in the Prospectus in a generic manner by identification of the initial offering transactions in which the Shares were sold. It is the intention of the Company and the Selling Securityholders that before a sale of Shares may be made pursuant to the Registration Statement by any Selling Securityholder, a supplement to the Prospectus (a “Prospectus Supplement”) will be filed with the Commission providing the specific identity of any such Selling Securityholder and the number of Shares proposed to be sold.
As counsel to the Company, we have examined copies of such agreements, instruments and documents as we have deemed relevant and necessary to form a basis on which to render the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been validly issued, and are fully paid and nonassessable.

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota |New York
North Carolina | Ohio | Pennsylvania |South Carolina | Tennessee | Texas | Virginia | West Virginia

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and any Prospectus Supplement. In giving this consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.
This opinion letter is limited to the specific matters addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should any applicable law change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Very truly yours,
                        /s/ Nelson Mullins Riley & Scarborough LLP
                        Nelson Mullins Riley & Scarborough LLP